Exhibit 3.54

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

/s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F930222000087

CERTIFICATE OF INCORPORATION

OF

A.R.C. NETWORKS CORP.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the Corporation hereby being formed under the Business Corporation Law of the State of New York, DOES HEREBY CERTIFY THAT:

FIRST: A.R.C. NETWORKS CORP. shall be the name of the Corporation.

SECOND: The Corporation is formed for the following purposes:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporations Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

To enter into, perform and carry out contracts and agreements of every kind and nature, with any person, firm, corporation or other entity, and any State, county, municipal or other governmental body, including all boards, bureaus and agencies thereof.

To carry on any other activities necessary to, in connection with or incidental to the foregoing.

To exercise the powers, in furtherance of the corporate purposes, granted by the New York Business Corporation Law, including without limitation the powers enumerated in Section 202 thereof.

The provisions of this Article shall be construed as purposes and objects, and the matters expressed in each provision hereof shall not be limited in any way, except as otherwise expressly provided herein, by reference to or inference from the terms of any other provision hereof, and shall be regarded as independent purposes and objects. The enumeration of specified purposes and objects shall not be construed to exclude, limit or otherwise restrict in any manner any power, right or privilege given to the Corporation herein or by law, or to limit or restrict in any manner the meaning of the provisions hereof, or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

THIRD: The office of the Corporation shall be located in the County of Suffolk and the State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 200 shares, no par value, all of which shall be of the same class and all of which hereby are designated as common stock. Each share of the common stock of the Corporation shall have one vote for all corporate purposes, with no cumulative voting rights. Each share of common stock shall have equal rights on dissolution, corporate distribution and for all other corporate purposes.

FIFTH: No shareholder of the Corporation, by reason of the holding of shares by such shareholder, shall have any preemptive right to purchase, subscribe to, or have first offered to, any shares of any class of the Corporation, presently or subsequently authorized, or any notes, debentures, bonds or other securities of the Corporation convertible into, or carry options or warrants to purchase, shares of any class, presently or subsequently authorized (Whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholders), other than such rights, if any, as the Board of Directors in its sole discretion from time to time may grant, at such prices as the Board of Directors in its discretion may fix. The Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

SIXTH: The Secretary of State of the State of New York hereby is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The post office address to which the Secretary of state shall mail a copy of any process against the Corporation, served upon the Secretary of State, is c/o William J. Reilly, Esq., 396 Broad way, Suite 1001, New York, N.Y. 10013.

SEVENTH: The Corporation, to the fullest extent permitted by Sections 722, 723 and 724 of the New York Business Corporation Law, as the same may be amended and supplemented, shall indemnify any and all persons whom it shall have power to indemnify under said Sections from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said Sections. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

2

IN WITNESS WHEREOF, the undersigned has executed this Certificate on February 1, 1993 and affirms the contents thereof to be true under penalty of perjury:

/s/ William J. Reilly, Esq.
William J. Reilly, Esq.
Incorporator
396 Broadway, Suite 1001
New York, N.Y. 10013

3

F 930222000087

CERTIFICATE OF INCORPORATION

OF

A.R.C. NETWORKS CORP.

Incorporator:	William J. Reilly, Esq. 396 Broadway, Suite 1001 New York, N.Y. 10013

Filed by:	WILLIAM J. REILLY, ESQ. 396 Broadway, Suite 1001 New York, N.Y. 10013 (212) 219-9866

STATE OF NEW YORK

DEPARTMENT OF STATE

FEB 22 1993

FILED

TAX $             10

BY:                 ICC

                      Suff

            930222000097

4

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

/s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

M- 385- Certificate of Amendment of the Certificate of Incorporation Business Corporation Law 8851-1-12-85. 960410000564 Certificate of Amendment of the Certificate of Incorporation of A.R.C. NETWORKS CORP. Under Section 805 of the Business Corporation Law IT IS HEREBY CERTIFIED THAT: (1) he name of the corporation is A.R.C. NERWORKS CORP. (2)The certificate of incorporation was filed by the department of stat on the 22ND day of FEBRUARY 19993. (3) The certificate of incorporation of this corporation is hereby amended to effect the following change. THE CERTIFICATE OF INCORPORATION IS AMENDED TO CHANGE THE NAME OF THE CORPORATION. PARAGRAPH1 OF THE CERTIFICATE OF INCORPORATION IS AMENDED TO READ AS FOLLOWS: 1. THE NAME OF THE CORPORATION IS A.R.C. NETWORKS, INC.

(4)The amendment to the certificate of incorporation was authorised: * first, by vote of the board of directors. * first, by unanimous written consent of all the directors. * and then at a meeting of shareholders by vote of a majority of all outstanding shares entitled to vote thereon, * and then at a meeting of shareholders by vote of * of all the outstanding shares entitled to vote thereon as required by the certificate of incoraporation

F960410000564 in witness whereof , this certificate has been subscribed this 21 day of March 1996 by the undersigned who affix (s) that the statements made herein are true under the penalities of perjury. type name capacity in which signed peter f. perrenello president grayzana wunk secretary Certificate of Amendment of the Ceritificate of Incorporation of a.r.c. networks corp. under section 805 of the business corporation law filed by a.r.c. networks, inc. address 1300 veterans memorial highway hauppage, ny 11788 state of new york department of state filed apr 101996 tax$ by: Tlg suff 960410000592

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

/s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

Certificate fo amendment of the Certificate of incorporation of under section 805 of the business corporation law it is hereby certified that: (1) the name of the corporation is a.r.c networks, inc, formally known as a.r.c. networks corp. (2) the certificate of incorporation was filed by the department of state on the 22nd day of february 1993.(3) the certificate of incorporation is hereby amended to effect the following change* the certificate of incorporation is amended to change to purpose clause. The first paragraph of the purpose clause is amended to read as follows. To engage in any lawfull act or activity for which corporation law, including but not limited to the provision of international long distance and local telecommunications services. the corporation is not formed to engage in any act or activity requiring the approval of any new york state regulatory body prior to incorporating.

(4) The amendment to the certificate of incorporation was authorised: *first, by vote of the board of directors. * first, by unanimous written consent of all the directors. * and then at a meeting of shareholders by vote of a majority of all outstanding shares entitled to vote thereon, * and then at a meeting of shareholders by vote of * of all the outstanding shares entitled to vote thereon as required by the certificate of incoraporation

IN WITNESS WHEREOF, this certificate has been subscribed this 12th day of july 1996 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury. type name capacity in which signed signature peter e. parrinell president grayzana wunk secretary f960726000zzzCertificate of amendment of the certificate of incorporation of a.r.c. networks, inc. under section 805 of the business corporation law filed by: a.r.c. networks, inc. address 1300 veterans memorial haighway ahuppage, ny 11788

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012,

/s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

PR-56 (2/93)

F 980226000490

To the honorable, The Secretary of State of

the State of New York:

Please take notice that pursuant to the provisions of section 203-a of the Tax Law, as amended, the Commissioner of Taxation and Finance of the State of New York does hereby certify that

A.R.C. NETWORKS, INC.

a corporation organized to do business under the laws of the State of New York under date of February 22, 1993                     , and heretofore dissolved by proclamation published on September 24, 1997                    , pursuant to the provisions of section 203-a of the Tax Law, has paid all franchise taxes, penalties and interest charges accrued against it.

In witness whereof, the Commissioner of Taxation and Finance has caused this certificate to be executed and the official seal of the Department of Taxation and Finance of the State of New York affixed hereto this twenty-fourth day of February one thousand nine hundred ninety-eight.

Commissioner of Taxation and Finance

By
Deputy Tax Commissioner

F 980226000490 Instructions This certificate must be filed with the Department of State The fee of the Secretary of State for filing this certificate is $50. If it is filed later than three-months after the date of publication of the proclamation, the Secretary of State shall collect an additional sum equal to one-fortieth of one percent of all shares with par value and two and one-half cents of every share without par value that it was authorized to have at the time of such publication. STATE OF NEW YORK DEPARTMENT OF STATTE FILED FEB 2.6.1998 In the Matter of the Annulment of the dissolution of A.R.C. NETWORKS, INC. Pursuant to the provisions ofsection 203 a of the Tax Law Certificate of Payment of Taxes A.R.C. Networks, Inc 1770 Motor Parkway Hauppauge NY 11788-3025

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

/s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

070907000032

CT-07

CERTIFICATE OF CHANGE

OF

A.R.C. NETWORKS INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1. The name of the corporation is A.R.C. NETWORKS INC. It was incorporated under the name A.R.C. NETWORKS CORP.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 2/22/93.

3. The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him to: c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011.

To designate C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, N.Y. 10011 as its registered agent in New York upon whom all process against the corporation may be served.

/s/ Jennifer Shanders
Jennifer Shanders
Attorney In Fact for Charles C. Hunter Authorized Person

NY008—05/03/2005 C T System Online

070907000032

070907000032

CT-07

Certificate of Change

OF

A.R.C. Networks, Inc.

Under Section 805-A of the Business Corporation Law

STATE OF NEW YORK DEPARTMENT OF STATE FILED SEP - 7 2007

TAX $

BY:	/s/ Jennifer Shanders

Filed by:

Jennifer Shanders

(Name)

208 S. LaSalle Suite 8l4

(Mailing address)

Chicago, IL 60604

(City, State and ZIP code)

Cst ref # 7012654 NY

Targ 30

NY102—03/21/07 C T System Online